UNITED STATES
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MERGE HEALTHCARE INCORPORATED
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This filing consists of a blog post intended for customers and prospective customers of Merge Healthcare Incorporated’s eClinical subsidiary regarding the recently announced merger agreement entered into among Merge, IBM Corporation and Datong Acquisition Corp.

eClinicalOS Welcomes Watson!

The hallways at eClinicalOS headquarters are positively buzzing this week! Why the fuss? Well, we just got some VERY exciting news about our future. (We think you’ll find it to be great news, too!)

As you may have heard, Merge Healthcare, the parent company of eClinicalOS, announced that we have entered into a definitive agreement under which IBM plans to acquire Merge Healthcare.

Joining together our strengths as a leader in clinical trial management software with IBM’s powerful Watson Health Cloud cognitive and analytic capabilities will enable us to exponentially expand the reach and effectiveness of our solutions.

We foresee a future in which healthcare and clinical research organizations can use the Watson Health Cloud to glean new and exciting insights from a multitude of data sources. Additionally, we hope to gain huge benefits from the ample resources IBM can offer to support the continued growth and development of our business.

Reaction from Merge Leadership

Justin Dearborn, chief executive officer of Merge, is thrilled by this development. “Merge is widely recognized for delivering market leading imaging workflow and electronic data capture solutions,” he said. “Today’s announcement is an exciting step forward for our employees and clients. Becoming a part of IBM will allow us to expand our global scale and deliver added value and insight to our clients through Watson’s advanced analytic and cognitive computing capabilities.”

Zaher El-Assi, president of the eClinical division, also had positive things to say about the IBM-Merge agreement. "The application of advanced IT to the drug and device development process continues to be the most significant trend in clinical research today," he said. "We believe the ability to tap IBM's global data management expertise and the capabilities of Watson, the world's most powerful supercomputer, will help eClinicalOS clients – and our team – advance clinical research and improve the human condition in truly historic ways.”

No changes in day-to-day business expected

Until the close of this acquisition, we want to assure you that nothing is changing for you, our customers and users. After close of this transaction, Merge products, including eClinicalOS and CTMS for Investigators, will only become better – and you will benefit from continued innovation to support your clinical research needs.

In short, this is our promise: You can continue to expect the same level of service that you have come to rely on from eClinicalOS.

After closing, Merge Healthcare (and the Merge eClinical division) will become part of the IBM Watson Health unit.

Announcement only the first step

While we are very excited about today’s news, this is just the first step in the process. This transaction is subject to regulatory review, Merge shareholder approval and satisfaction of customary closing conditions and is expected to close later this year.  Until the transaction closes, Merge will remain an independent company, and it is business as usual. We remain focused, as we always have, on execution and results, and will continue to deliver the innovation and support that you have come to expect from us.

We’ll stay in touch as future developments take place. If you have any questions about this announcement, please don’t hesitate to reach out.

As always, thank you for your continued business and ongoing support. We're proud to say that we have the very best customers and users in the industry, and that is one thing that will never change.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between IBM and Merge, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding IBM and Merge's future expectations, beliefs, goals, or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 and (collectively, forward-looking statements). Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties' ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of stockholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Merge's operations into those of IBM; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Merge may be difficult; IBM and Merge are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent quarterly report filed with the SEC, and Merge's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent quarterly report filed with the SEC. IBM and Merge assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Merge by IBM. In connection with the proposed acquisition, Merge intends to file relevant materials with the SEC, including Merge’s proxy statement in preliminary and definitive form. STOCKHOLDERS OF MERGE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING MERGE’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free at Merge’s Investor Relations web site, http://www.merge.com/Company/Investors.aspx. Such documents are not currently available.

Participants in Solicitation

IBM and its directors and executive officers, and Merge and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Merge common shares in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2015. Information about the directors and executive officers of Merge is set forth in the proxy statement for Merge’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on May 8, 2015. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.